UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  March 6, 2002

REDBACK NETWORKS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-25853 (Commission File Number)	77-0438443 (I.R.S. Employer Identification Number)

300 Holger Way
San Jose, CA 95134
(408) 750–5000

(Addresses, including zip code, and telephone numbers,
including area code, of principal executive offices)

ITEM 5.    OTHER EVENTS.

The United States District Court for the Southern District of New York has entered an order approving the joint request of the plaintiffs and Redback Networks Inc to dismiss without prejudice the claims against the Company and its former officers in the shareholder class action lawsuit filed in July 2001. The class action lawsuit, among other claims, asserts violations of the federal securities laws relating to how the underwriters of the Company’s initial public offering allegedly allocated the Company’s IPO shares to the underwriters’ customers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: March 6, 2002 REDBACK NETWORKS INC.

By	: /s/ DENNIS P. WOLF
De	nnis P. Wolf
Senior Vice President of Finance and Administration, Chief Financial Officer